Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
NETWORK CN INC.

We consent to the incorporation by reference in the Registration Statement No, 333-141943 on Form S-8 of Network CN Inc., relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Network CN Inc. for the year ended December 31, 2009.

/s/ Baker Tilly Hong Kong Limited
BAKER TILLY HONG KONG LIMITED
Certified Public Accountants

Hong Kong

Date: March 31, 2010